Exhibit 23.4

[Letterhead of PricewaterhouseCoopers LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-212571), as amended (the “Registration Statement”), of our report dated February 29, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting of Barclays PLC, which appears in the combined Annual Report on Form 20-F for Barclays PLC and Barclays Bank PLC for the year ended December 31, 2015.

We hereby consent to the incorporation by reference in the Registration Statement of our report dated February 29, 2016 relating to the financial statements of Barclays Bank PLC, which appears in the combined Annual Report on Form 20-F for Barclays PLC and Barclays Bank PLC for the year ended December 31, 2015.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, United Kingdom
July 28, 2016